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                                                                      EXHIBIT 99


                                                        R. Jasper - 201-847-7160

                                                                  April 21, 1999


              BECTON DICKINSON REPORTS 18 PERCENT REVENUE INCREASE
                           FOR FISCAL SECOND QUARTER

     Franklin Lakes, NJ (April 21, 1999) - Becton Dickinson and Company (NYSE:BDX) announced today results for its fiscal second quarter, which ended March 31, 1999. Diluted earnings per share were $.34 including a $.06 per share charge for in-process research and development related to the company's recent acquisition of Biometric Imaging, Inc. Excluding the one-time charge, earnings per share were $.40, an increase of 14 percent over last year's $.35.

     Reported revenues for the quarter increased by 18 percent from the second quarter of fiscal 1998 to $874 million. Recent acquisitions contributed to this growth. Excluding the estimated impact of foreign currency translation, revenue growth would have been approximately 17 percent.

     By business segment, medical supplies and devices revenues grew 26 percent to $484 million compared with $384 million in last year's second quarter. These revenues reflected strong growth from the company's infusion therapy business, which included $45 million from the April 1998 acquisition of the medical device business (MDD) of the BOC Group. This segment's performance also reflects significant growth in diabetes health care revenues primarily due to unusually low revenues in the prior year's second quarter after a January 1998 price increase.
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     Diagnostic systems revenues increased to $390 million, a 10 percent increase over $355 million in last year's second quarter. Included in these results were strong performances from the flow cytometry, sample collection and tissue culture businesses.

     By geographic area, revenues in the United States were $438 million, a 9 percent increase over the prior year. Revenues outside the United States were $436 million, a 30 percent increase over last year's $336 million. The MDD acquisition contributed to the strong revenue growth outside the United States.

                               Six-Month Results
                               -----------------

     For the six-month period ended March 31, 1999, revenues were $1.643 billion, a 14 percent increase over $1.440 billion a year ago. As previously noted, recent acquisitions contributed to revenue growth. Favorable foreign currency translation added an estimated $8 million in revenues for the six-month period. Diluted earnings per share were $.63 including the in-process research and development charge of $.06. Medical supplies and devices revenues for the six-month period were $909 million, while revenues from diagnostic systems totaled $734 million.

     Clateo Castellini, chairman, president and chief executive officer, said, "We are pleased that we are seeing the results from our focus on revenue growth, and we expect this to continue in the second half of the year."
                                     * * *
     This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding the company's performance, including future revenues, products and income, or events or developments that the company expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of the company and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described in any forward-looking statement. Factors that could cause actual results to vary materially from any

                                       2
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forward-looking statement include, but are not limited to, competitive factors, changes in regional, national or foreign economic conditions, changes in interest or foreign currency exchange rates, delays in product introductions, Year 2000 issues, and changes in health care or other governmental regulation, as well as other factors discussed herein and in the company's filings with the Securities and Exchange Commission.



                    - Selected Financial Schedules Follow -


                                       3
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BECTON DICKINSON AND COMPANY
SELECTED FINANCIAL SCHEDULES
Amounts in thousands, except per-share data


                                               Three Months Ended March 31,
INCOME STATEMENTS                         1999            1998        % Change
--------------------------------------------------------------------------------

REVENUES                               $873,964        $738,433         18.4

Cost of products sold                   429,260         364,080         17.9
Selling and administrative              233,004         186,017         25.3
Research and development                 67,251          43,796         53.6
--------------------------------------------------------------------------------
TOTAL OPERATING COSTS
  AND EXPENSES                          729,515         593,893         22.8
--------------------------------------------------------------------------------

OPERATING INCOME                        144,449         144,540         (0.1)

Interest expense, net                   (18,758)        (11,427)        64.2
Other income (expense), net               1,460          (3,064)          NM
--------------------------------------------------------------------------------

INCOME BEFORE
  INCOME TAXES                          127,151         130,049         (2.2)

Income tax provision                     37,037          37,714         (1.8)
--------------------------------------------------------------------------------

NET INCOME                            $  90,114       $  92,335         (2.4)
--------------------------------------------------------------------------------

EARNINGS PER SHARE

        Basic                         $    0.36       $    0.37         (2.7)
        Diluted                       $    0.34       $    0.35         (2.9)
--------------------------------------------------------------------------------

AVERAGE SHARES OUTSTANDING

        Basic                           249,276         244,952
        Diluted                         264,814         260,678
--------------------------------------------------------------------------------

NM - Not Meaningful


                                                Three Months Ended March 31,
SUMMARY OF REVENUES                       1999            1998        % Change
--------------------------------------------------------------------------------

BY BUSINESS SEGMENT

Medical Supplies and Devices           $483,779        $383,685         26.1
Diagnostic Systems                      390,185         354,748         10.0
--------------------------------------------------------------------------------

TOTAL REVENUES                         $873,964        $738,433         18.4
--------------------------------------------------------------------------------

BY GEOGRAPHIC AREA

United States                          $438,118        $402,162          8.9
International                           435,846         336,271         29.6
--------------------------------------------------------------------------------

TOTAL REVENUES                         $873,964        $738,433         18.4
--------------------------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SELECTED FINANCIAL SCHEDULES
Amounts in thousands, except per-share data


                                                 Six Months Ended March 31,
INCOME STATEMENTS                         1999            1998        % Change
--------------------------------------------------------------------------------

REVENUES                             $1,642,930      $1,440,073         14.1

Cost of products sold                   814,970         718,883         13.4
Selling and administrative              456,120         385,157         18.4
Research and development                116,561          88,426         31.8
--------------------------------------------------------------------------------
TOTAL OPERATING COSTS
  AND EXPENSES                        1,387,651       1,192,466         16.4
--------------------------------------------------------------------------------

OPERATING INCOME                        255,279         247,607          3.1
Interest expense, net                   (36,629)        (21,668)        69.0
Other income (expense), net               2,485          (5,297)          NM
--------------------------------------------------------------------------------

INCOME BEFORE
  INCOME TAXES                          221,135         220,642          0.2

Income tax provision                     54,863          63,986        (14.3)
--------------------------------------------------------------------------------

NET INCOME                            $ 166,272       $ 156,656          6.1
--------------------------------------------------------------------------------

EARNINGS PER SHARE

        Basic                         $    0.66       $    0.63          4.8
        Diluted                       $    0.63       $    0.60          5.0
--------------------------------------------------------------------------------

AVERAGE SHARES OUTSTANDING

        Basic                           248,793         244,282
        Diluted                         265,314         259,160
--------------------------------------------------------------------------------

NM - Not Meaningful


                                                  Six Months Ended March 31,
SUMMARY OF REVENUES                       1999            1998        % Change
--------------------------------------------------------------------------------

BY BUSINESS SEGMENT

Medical Supplies and Devices         $  908,944      $  756,250         20.2
Diagnostic Systems                      733,986         683,823          7.3
--------------------------------------------------------------------------------

TOTAL REVENUES                       $1,642,930      $1,440,073         14.1
--------------------------------------------------------------------------------

BY GEOGRAPHIC AREA

United States                        $  817,351      $  790,747          3.4
International                           825,579         649,326         27.1
--------------------------------------------------------------------------------

TOTAL REVENUES                       $1,642,930      $1,440,073         14.1
--------------------------------------------------------------------------------